Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2010, with respect to the consolidated financial statements and schedules included in the Annual Report of WHX Corporation and Subsidiaries on Form 10-K for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statements of WHX Corporation and Subsidiaries on Form S-3 (File No. 333-158769, effective June 29, 2009) and on  Form S-8 (File No. 333-144148, effective June 28, 2007).

/s/ GRANT THORNTON LLP
Edison, New Jersey
March 30, 2010